SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           ---------------------------


                                    FORM 10/A

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                      PURSUANT TO SECTION 12(B) OR 12(G) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                              INFOCAST CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)


                  Nevada                                   84-1460887
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(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
Incorporation or Organization)

1 Richmond Street West, Suite 902, Toronto, Ontario M5H3W4
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(Address of Principal Executive Offices)       (Zip Code)

Registrant's telephone number, including area code:  (416) 867-1681
                                                     --------------


Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                      Name of Each Exchange on Which
        to be so Registered                      Each Class is to be Registered
        -------------------                      ------------------------------

               NONE                                           NONE


Securities to be registered under Section 12(g) of the Act:

                         Common Stock, $0.001 par value
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                                (Title of class)

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                                EXPLANATORY NOTE

         This  Amendment  is being  filed  solely to file  revised  and  updated
Exhibit 27 Financial Data Schedules that include (i) corrected information for the preferred and common stock as at and for the three months ended March 31, 1999 and (ii) information as at and for the three months ended June 30, 1999.


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ITEM 15   FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements

                  InfoCast Corporation  Consolidated  Financial Statements as of
                           and for the three months ended March 31, 1999, the year ended December 31, 1998 and the period from July 29, 1997 (inception) to December 31, 1997.

                  InfoCast Corporation  Consolidated  Financial Statements as of
                           and  for  the  three   months  ended  June  30,  1999
                           (unaudited).

                  Homebase Work  Solutions Ltd.  Financial  Statements as of and
                           for the three months ended March 31, 1999 and the year ended December 31, 1998.

                  Applied Courseware Technology Inc. Financial Statements as of and for the year ended August 31, 1998 and 1997.

                  Applied  Courseware    Technology   Inc.   Interim   Financial
                           Statements as of and for the ten months ended June 30, 1999 (unaudited).

                  InfoCast Corporation    Pro-Forma    Consolidated    Financial
                           Statements as of and for the three months ended June 30, 1999.

         (b)      Exhibits

         3.1               Articles  of  Incorporation,   as  amended,   of  the
                           Company.

         3.2               Amended and Restated By-laws of the Company.

         4.1               Specimen Certificate of the Company's Common Stock.

         4.2               Form of 1998 Stock Option Plan ("1998 Plan").

         4.3               Form of Option Grant Letter under 1998 Plan.

         4.4               Form of 1999 Stock Option Plan ("1999 Plan").

         4.5               Form of Option Grant Letter under 1999 Plan.

         4.6 Option Agreement dated June 1, 1999, by and between the Company and James William Leech.



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         4.7               Warrant to  Purchase  50,000  shares of Common  Stock
                           dated June 24, 1999, issued to Thomson Kernaghan and Co. Ltd.

         4.8 Warrant to Purchase 20,000 shares of Common Stock dated June 24, 1999, issued to Thomson Kernaghan and Co. Ltd.

         4.9 Warrant to Purchase 25,000 shares of Common Stock dated May 31, 1999 issued to the Poretz Group.

         4.10 Provisions Attaching to Common Shares of InfoCast Canada Corporation.

         4.11              Exchange  Agreement  dated as of May 13,  1999 by and
                           among  the  Company,   InfoCast  Canada  Corporation,
                           HomeBase Work Solutions Ltd. and the Shareholders.

         4.12              Support  Agreement  dated  as of May 13,  1999 by and
                           among  the  Company,   InfoCast  Canada  Corporation,
                           HomeBase Work Solutions Ltd., and the
                           Shareholders.

         10.1 Letter Agreement dated March 17, 1999, from the Company to Sandy Walsh.

         10.2 Employment to Agreement dated August 5, 1999, by and between the Company and James William Leech.

         10.3              Consulting  Agreement  dated December 1, 1998, by and
                           between  the  Company  and  Three   Hundred  &  Sixty
                           Degrees, Inc.

         10.4 Consulting Agreement dated March 22, 1999, by and between the Company and Thomson Kernaghan & Co. Ltd.

         10.5 Consulting Agreement dated April 15, 1999, by and between the Company and Michael Baybak and Company, Inc.

         10.6 Letter Agreement dated June 15, 1999, by and between the Company and Lasso Communications Inc.



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         10.7              Advertising Services Agreement dated July 1, 1999, by
                           and between the Company and Lasso Communications Inc.

         10.8 Release dated July 14, 1999, by and among the Company, Lasso Communications Inc., James Hines and Michael Gruber.

         10.9 Memorandum of Understanding dated June 7, 1999, by and between the Company and Willow CSN.

         10.10 Summary of Terms and Conditions dated April 21, 1999, by and between the Company and CosmoCom, Inc.

         10.11 Agreement of Purchase and Sale dated as of November 17, 1998, by and between Advanced Systems Computer Consultants, Inc. and Cheltenham Technologies (Bermuda) Corporation.

         10.12 Asset Sale Agreement dated as of November 23, 1998, by and between Grant Reserve Corporation and Cherokee Mining Company.

         10.13 Pledge Agreement dated as of November 25, 1998, by and between Grant Reserve Corporation and Cherokee Mining Company.

         10.14 Agreement dated as of May 18, 1999, by and between the Company and Call Center Learning Solutions, Inc.

         10.15 Distribution Agreement dated as of March 12, 1999, by and between the Company and ITC Learning Corporation.

         10.16 License Agreement dated June 29, 1999, by and between the Company and ITC Learning Corporation.

         10.17 Letter Agreement dated March 24, 1999, by and between the Company and Applied Courseware Technology, Inc.

         10.18 General Security Agreement dated March 25, 1999, by and between InfoCast Canada Corporation and Applied Courseware Technology, Inc.

         10.19 Memorandum of Understanding dated August 28, 1998, by and between Home Base Work Solutions Ltd. and Shaw Fiberlink Ltd.


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

         10.20 Licensing and Distribution Agreement dated March 7, 1999, by and between Homebase Work Solutions Ltd. and Facet Decision Systems, Inc.

         10.21 Licensing and Distribution Agreement dated March 30, 1999, by and between Homebase Work Solutions Ltd. and Facet Petroleum Solutions, Inc.

         10.22 Share Purchase Agreement dated as of May 13, 1999, by and among the Company, InfoCast Canada Corporation, HomeBase Work Solutions Ltd. and the Shareholders named therein.

         10.23 General Security Agreement dated March 25, 1999, by and between InfoCast Canada Corporation and HomeBase Work Solutions, Ltd.

         10.24 Letter Agreement dated May 1999 (date unspecified), by and among the Company and Darcy Galvon, Ken MacLean and Sean Fleming.

         10.25             Master Lease  Agreement  dated June 25, 1998,  by and
                           between   HomeBase  Work  Solutions,   Ltd.  and  Sun
                           Microsystems.

         10.26 Memorandum of Agreement dated July 31, 1997, by and between Virtual Performance Systems Inc.

         10.27 Letter Agreement dated November 27, 1998, by and among Grant Reserve Corporation, Sheridan Reserve Corporation and Virtual Performance Systems Inc.

         10.28 Share Purchase Agreement dated as of January 29, 1999, by and among InfoCast Canada Limited, Virtual Performance Systems Inc. and the Selling Shareholders named therein.

         10.29 Letter Agreement dated May 18, 1999, by and between the Company and Satish Kumeta.

         16.1 Letter from Jackson & Rhodes, P.C. relating to change of accountants, dated September 3, 1999.

         21.1              List of Subsidiaries.

         23.1 Consents of Ernst & Young LLP, independent public accountants.

         23.2 Consents of Boudreau Porter Hetu, independent public accountants

        *27.1.1            Financial Data Schedule.

        *27.1              Financial Data Schedule.

         27.2              Financial Data Schedule.

         27.3              Financial Data Schedule.

         27.4              Financial Data Schedule.


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*    Filed herewith.

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                                   SIGNATURES

         In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

September 17, 1999                      INFOCAST CORPORATION

                                        By:      /s/ A. Thomas Griffis
                                                 -------------------------------
                                                 A. Thomas Griffis
                                                 Co-Chairman of the Board

                                        By:      /s/  Darcy Galvon
                                                 -------------------------------
                                                 Darcy Galvon
                                                 Co-Chairman of the Board




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